Exhibit 99.1

NEWS RELEASE

RANGE NAMES VENTURA CHAIRMAN OF THE BOARD

FORT WORTH, TEXAS, DECEMBER 15, 2014…RANGE RESOURCES CORPORATION (NYSE: RRC) announced today that its Board of Directors has appointed Jeff Ventura Chairman of the Board of Directors effective January 1, 2015. Mr. Ventura will replace John Pinkerton, who has served as the Company’s Chairman since 2008. Mr. Ventura will continue to serve as the Company’s President and Chief Executive Officer. Mr. Pinkerton will continue to serve as a director, while Mr. V. Richard Eales will continue to serve as the Company’s lead independent director.

“Jeff has been instrumental in leading Range since becoming CEO in 2012. Jeff’s strong technical and business skills, coupled with his commitment and integrity, make him an excellent choice to become Range’s next Chairman”, said John Pinkerton. “I look forward to working with Jeff in his new role as we all continue to focus on building value for Range’s shareholders.”

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading independent oil and natural gas producer with operations focused in Appalachia and the Midcontinent region of the United States.

2014-24

SOURCE:     Range Resources Corporation

Range Media Contact:

Matt Pitzarella, Director of Corporate Communications

724-873-3224

mpitzarella@rangeresources.com

www.rangeresources.com